UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest even reported) February 7, 2013
Seven Seas Cruises S. DE R.L.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama	333-178244	75-3262685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 33rd Street, Suite 100 Miami, FL 33122
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (305) 514-2300
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.
On February 1, 2013, Seven Seas Cruises S. DE R.L. amended its previously existing $465 million credit agreement, consisting of both a $425 million term loan and a $40 million revolving credit facility. In conjunction with this amendment, the outstanding balance on the term loan under the original credit agreement of $296.25 million was repaid in full and as such that commitment was terminated. Concurrent with the repayment of the term loan, the Company entered into a commitment for a new term loan totaling $296.25 million. The margin on the new term loan is 3.5 percent compared to 5.0 percent on the original term loan. There was no change to the $40 million revolving credit facility or the maturity dates of the term loans. There was also no impact on covenants, liquidity or debt capacity.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 7, 2013

SEVEN SEAS CRUISES S. DE R.L.

/s/ JASON M. MONTAGUE
Jason M. Montague, Executive Vice President and
Chief Financial Officer